UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 __________________________________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020
 ______________________________
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1341 Horton Circle, Arlington, Texas 76011
(Address of principal executive offices)
(817) 390-8200
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	DHI	New York Stock Exchange
5.750% Senior Notes due 2023	DHI 23A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 15, 2020, DHI Mortgage Company, Ltd., a Texas limited partnership (“DHI Mortgage” or the “Seller”), and a subsidiary of D.R. Horton, Inc., a Delaware corporation, U.S. Bank National Association, a national banking association, as a buyer, and as administrative agent, (“U.S. Bank” or “Buyer” or “Administrative Agent”) and other buyers listed as a buyer (collectively, the "Buyers") hereto entered into the Tenth Amendment to the Second Amended and Restated Master Repurchase Agreement (the “Tenth Amendment”). The Seller, the Buyers, and the Administrative Agent are parties to a Second Amended and Restated Master Repurchase Agreement dated as of February 27, 2015 and subsequent Amendments to the Second Amended and Restated Master Repurchase Agreement dated as of February 26, 2016, June 24, 2016, September 23, 2016, February 24, 2017, February 23, 2018, February 22, 2019, March 26, 2019, June 21, 2019 and February 21, 2020 (as further amended, restated, or otherwise modified from time to time, collectively, the “Amended Repurchase Facility”).

The Amended Repurchase Facility provides financing and liquidity to DHI Mortgage by facilitating purchase transactions in which DHI Mortgage transfers eligible loans to Buyers against the transfer of funds by Buyers (thereby becoming purchased loans). The purchase transactions are based on the terms and conditions in the Amended Repurchase Facility and the ancillary or operative agreements attached thereto or referred to therein, including the Amended and Restated Custody Agreement, dated March 1, 2013, by and between DHI Mortgage and U.S. Bank.

The Tenth Amendment increases the maximum aggregate commitment amount to $1.35 billion, with an increase to $1.575 billion for approximately 30 days at the end of the Seller's third quarter of fiscal 2020 and first quarter of fiscal 2021 and for approximately 45 days at the end of the Seller's fiscal year 2020. In addition, the accordion feature under the Amended Repurchase Facility was increased to allow for a maximum aggregate commitment amount of $1.8 billion, based on the Administrative Agent obtaining increased committed sums from existing Buyers or through the addition of new buyers. Amounts outstanding under the Amended Repurchase Facility are not guaranteed by D.R. Horton, Inc. or any of its subsidiaries that guarantee homebuilding debt.

The Tenth Amendment also establishes a one month LIBOR Rate minimum of 0.75% and increases the maximum Tangible Net Worth Ratio.

The Tenth Amendment is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01. “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1*
Tenth Amendment to Second Amended and Restated Master Repurchase Agreement, dated May 15, 2020, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as Administrative Agent, Sole Book Runner, Lead Arranger, and a Buyer, and all other Buyers.

	104**	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

	*	Filed or furnished herewith.
	**	Submitted electronically herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	May 21, 2020	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

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